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Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY
MACERICH ANNOUNCES QUARTERLY RESULTS

        Santa Monica, CA (4/29/14)—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended March 31, 2014 which included funds from operations ("FFO") diluted of $121.6 million or $.81 per share-diluted compared to $127.0 million or $.86 per share-diluted for the quarter ended March 31, 2013. Net income attributable to the Company was $17.8 million or $.13 per share-diluted for the quarter ended March 31, 2014 compared to net income attributable to the Company for the quarter ended March 31, 2013 of $18.1 million or $.13 per share-diluted. Results for the quarter ended March 31, 2014 include $2.6 million, or $.02 per share-diluted, of higher than expected costs (snow removal and utilities) as a result of the harsh winter weather conditions experienced throughout the east and mid-west during the period. A description and reconciliation of FFO per share-diluted to EPS-diluted is included in the financial tables accompanying this press release.

Recent Highlights:

  •
  Mall tenant annual sales per square foot increased 5.6% for the year ended March 31, 2014 to $565 compared to $535 for the year ended March 31, 2013.

  •
  The releasing spreads for the year ended March 31, 2014 were up 14.8%.

  •
  Mall portfolio occupancy was 95.1% at March 31, 2014 compared to 93.4% at March 31, 2013.

  •
  FFO per share-diluted was $.81 compared to $.86 for the quarter ended March 31, 2013.

        Commenting on the quarter, Arthur Coppola chairman and chief executive officer of Macerich stated, "It was another good quarter for us. Our operating fundamentals remained strong, with continued occupancy gains and positive double digit releasing spreads. In addition, consistent with our strategy of disposing of non-core assets and redeploying the capital into our redevelopment pipeline, we sold an additional three non-core malls during the first quarter."

Developments:

        At Tysons Corner Center, the Company's 2.1 million square foot super regional mall, construction continues on a mixed-use densification project which will add 1.4 million square feet to one of the country's premier retail centers. The Tyson's expansion includes a 500,000 square foot office tower including major tenants Intelsat and Deloitte; a 30-story, 430-unit luxury residential tower; and a 300-room Hyatt Regency hotel. The office building is currently over 70% leased and scheduled to open in fall 2014. The hotel and the residential tower are expected to open in early 2015.

        At Fashion Outlets of Niagara Falls, a 175,000 square foot expansion is in progress. The expansion is currently 76% leased and the project is expected to open in late 2014.

        At Santa Monica Place, the Company has obtained final city approvals to proceed with the addition of a 48,000 square foot ArcLight Cinema which is expected to be completed in fall, 2015.

        At Broadway Plaza, in Walnut Creek, California, a major redevelopment, including a 235,000 square foot expansion is underway. This 776,000 square foot mall (pre-expansion) is anchored by Macy's, Nordstrom and Neiman Marcus and for 2013 had over $725 per square foot in annual tenant sales. The expansion will open in phases starting in fall 2015.

Disposition Activity:

        During the quarter, the Company sold Lake Square Mall in Leesburg, Florida, Rotterdam Square in Schenectady, New York and Somersville Towne Center in Antioch, California. The total sales proceeds were $34.1 million. The average tenant sales-per-square foot of these centers was $244.

2014 Earnings Guidance:

        Management is reaffirming its previously provided fully diluted EPS and FFO per share guidance for 2014.

        A reconciliation of estimated EPS to FFO per share-diluted follows:

	2014 range
Fully diluted EPS	$.98	-	$1.08
Plus: real estate depreciation and amortization	2.62	-	2.62
Less: gain on sale of dispositions	(.10)	-	(.10)

Fully diluted FFO per share	$3.50	-	$3.60

        Macerich, an S&P 500 company, currently celebrating 20 years of trading on the NYSE, is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

        Macerich currently owns 55 million square feet of real estate consisting primarily of interests in 52 regional shopping centers. Macerich specializes in successful retail properties in many of the country's most attractive, densely populated markets with significant presence in California, Arizona, Chicago and the Greater New York Metro area. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investing Section). The call begins Wednesday, April 30, 2014 at 10:30 AM Pacific Time. To listen to the call, please go to this website at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investing Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investing Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2013, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

##

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Three Months Ended March 31,		For the Three Months Ended March 31,		For the Three Months Ended March 31,
	Unaudited		Unaudited		Unaudited
	2014	2013	2014	2013	2014	2013
Minimum rents	$151,633	$149,157	$0	($12,130)	$151,633	$137,027
Percentage rents	2,853	4,377	—	(395)	2,853	3,982
Tenant recoveries	91,475	85,324	—	(6,363)	91,475	78,961
Management Companies' revenues	8,121	10,148	—	—	8,121	10,148
Other income	10,430	13,776	—	(590)	10,430	13,186

Total revenues	264,512	262,782	0	(19,478)	264,512	243,304

Shopping center and operating expenses	90,376	85,374	—	(6,770)	90,376	78,604
Management Companies' operating expenses	22,772	23,149	—	—	22,772	23,149
REIT general and administrative expenses	6,877	6,024	—	—	6,877	6,024
Depreciation and amortization	88,657	93,160	—	(6,142)	88,657	87,018
Interest expense	46,338	53,696	—	(4,016)	46,338	49,680
Loss on extinguishment of debt, net	358	—	—	—	358	—

Total expenses	255,378	261,403	—	(16,928)	255,378	244,475
Equity in income of unconsolidated joint ventures	13,769	18,115	—	—	13,769	18,115
Co-venture expense(b)	(1,820)	(2,041)	—	—	(1,820)	(2,041)
Income tax benefit	172	243	—	—	172	243
(Loss) gain on remeasurement, sale or write down of assets, net	(1,611)	4,834	—	(6)	(1,611)	4,828

Income from continuing operations	19,644	22,530	0	(2,556)	19,644	19,974

Discontinued operations:
Gain on sale, disposition or write down of assets, net	—	—	—	6	—	6
Income from discontinued operations	—	—	—	2,550	—	2,550

Total income from discontinued operations	—	—	—	2,556	—	2,556

Net income	19,644	22,530	—	—	19,644	22,530
Less net income attributable to noncontrolling interests	1,825	4,438	—	—	1,825	4,438

Net income attributable to the Company	$17,819	$18,092	$0	$0	$17,819	$18,092

Average number of shares outstanding—basic	140,767	137,538			140,767	137,538

Average shares outstanding, assuming full conversion of OP Units(c)	150,758	147,745			150,758	147,745

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	150,808	147,823			150,808	147,823

Per share income—diluted before discontinued operations					$0.13	$0.11

Net income per share-basic	$0.13	$0.13			$0.13	$0.13

Net income per share—diluted	$0.13	$0.13			$0.13	$0.13

Dividend declared per share	$0.62	$0.58			$0.62	$0.58

FFO—basic(c)(d)	$121,560	$126,975			$121,560	$126,975

FFO—diluted(c)(d)	$121,560	$126,975			$121,560	$126,975

FFO per share—basic(c)(d)	$0.81	$0.86			$0.81	$0.86

FFO per share—diluted(c)(d)	$0.81	$0.86			$0.81	$0.86

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)
In April 2014, the Financial Accounting Standards Board issued guidance that amends the definition of discontinued operations by limiting discontinued operations reporting to disposals that represent strategic shifts that have, or will have, a major effect on an entity's operations and financial results. Previously, the Company had reported all disposed properties as discontinued operations. The Company early adopted this accounting pronouncement in the first quarter of 2014. As a result, the Company's results of operations for all 2014 property disposals are presented within income from continuing operations in the consolidated statements of operations.

(b)
This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(c)
The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(d)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other real estate investment trusts ("REITs"). FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities. The Company believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income attributable to the Company to FFO(d):

	For the Three Months Ended March 31,
	Unaudited
	2014	2013
Net income attributable to the Company	$17,819	$18,092
Adjustments to reconcile net income attributable to the Company to FFO—basic and diluted:
Noncontrolling interests in OP	1,265	1,343
Loss (gain) on remeasurement, sale or write down of consolidated assets, net	1,611	(4,834)
plus gain on undepreciated asset sales—consolidated assets	—	2,248
plus non-controlling interests share of gain on remeasurement, sale or write down of consolidated joint ventures, net	—	3,172
Loss on remeasurement, sale or write down of assets from unconsolidated entities (pro rata), net	62	19
plus loss on undepreciated asset sales—unconsolidated entities (pro rata)	(2)	(2)
Depreciation and amortization on consolidated assets	88,657	93,160
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(5,460)	(4,534)
Depreciation and amortization on joint ventures (pro rata)	20,375	21,331
Less: depreciation on personal property	(2,767)	(3,020)

Total FFO—basic and diluted	$121,560	$126,975

Reconciliation of EPS to FFO per diluted share(d):

	For the Three Months Ended March 31,
	Unaudited
	2014	2013
Earnings per share—diluted	$0.13	$0.13
Per share impact of depreciation and amortization of real estate	0.67	0.72
Per share impact of gain on remeasurement, sale or write down of assets	0.01	0.01

FFO per share—diluted	$0.81	$0.86

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income attributable to the Company to EBITDA:

	For the Three Months Ended March 31,
	Unaudited
	2014	2013
Net income attributable to the Company	$17,819	$18,092
Interest expense—consolidated assets	46,338	53,696
Interest expense—unconsolidated entities (pro rata)	17,114	18,872
Depreciation and amortization—consolidated assets	88,657	93,160
Depreciation and amortization—unconsolidated entities (pro rata)	20,375	21,331
Noncontrolling interests in OP	1,265	1,343
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(8,191)	(7,294)
Loss on extinguishment of debt—consolidated entities	358	—
Loss (gain) on remeasurement, sale or write down of assets—consolidated assets, net	1,611	(4,834)
Loss on remeasurement, sale or write down of assets—unconsolidated entities (pro rata), net	62	19
Add: Non-controlling interests share of gain on sale of consolidated assets, net	—	3,172
Income tax benefit	(172)	(243)
Distributions on preferred units	184	184

EBITDA(e)	$185,420	$197,498

  Reconciliation of EBITDA to Same Centers—Net Operating Income ("NOI"):

	For the Three Months Ended March 31,
	Unaudited
	2014	2013
EBITDA(e)	$185,420	$197,498
Add: REIT general and administrative expenses	6,877	6,024
Management Companies' revenues	(8,121)	(10,148)
Management Companies' operating expenses	22,772	23,149
Straight-line and above/below market adjustments to minimum rents of comparable centers	(674)	(2,111)
EBITDA of non-comparable centers	(26,965)	(41,110)

Same Centers—NOI(f)	$179,309	$173,302

(e)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, gain (loss) on remeasurement, sale or write down of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(f)
The Company presents same center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses. Same center NOI excludes the impact of straight-line and above/below market adjustments to minimum rents.

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  Exhibit 99.1
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)